Exhibit 4.1

CUSIP/IDENTIFIER XXXXXX XX X Holder ID XXXXXXXXXX Warner Bros. Discovery, Inc. Insurance Value 1,000,000.00 Number of Shares 123456 DTC 12345678 123456789012345 PO BOX 43004, Providence, RI 02940-3004 Certificate Numbers Num/No. Denom. Total MR A SAMPLE 1234567890/1234567890 1 1 1 DESIGNATION (IF ANY) 1234567890/1234567890 2 2 2 ADD 1 ADD 2 1234567890/1234567890 3 3 3 1234567890/1234567890 4 4 4 ADD 3 ADD 4 1234567890/1234567890 5 5 5 1234567890/1234567890 6 6 6 Total Transaction 7 ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# SERIES A COMMON STOCK SERIES A COMMON STOCK PAR VALUE $0.01 Certificate Shares Number * * 000000 * * * 000000 ZQ00000000 **** 000000 WARNER BROS. DISCOVERY, INC. ***** 000000 ****** 000000 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE ** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample SEE REVERSE FOR CERTAIN DEFINITIONS **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David THIS CERTIFIES THAT Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr MR . Alexander.David SAMPLE Sample **** Mr. Alexander David &Sample MRS **** Mr. Alexander . SAMPLE David Sample **** Mr. Alexander & David    Sample **** Mr. CUSIP 934423 10 4 Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander MR David Sample . SAMPLE **** Mr. Alexander David Sample **** &Mr . Alexander MRS David Sample . SAMPLE **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Sample **** Mr. Sample is the owner of **000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares*** *000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares**** 000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****0 THIS CERTIFICATE IS TRANSFERABLE IN 00000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00 ***ZERO HUNDRED THOUSAND 0000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000 CITIES DESIGNATED BY THE TRANSFER 000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****0000 AGENT, AVAILABLE ONLINE AT 00**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00000 0**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000 ZERO HUNDRED AND ZERO*** www.computershare.com **Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000* *Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000** Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**S FULLY-PAID AND NON-ASSESSABLE SHARES OF THE SERIES A COMMON STOCK OF THE PAR VALUE OF $0.01 EACH, OF Warner Bros. Discovery, Inc. transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. DATED DD-MMM-YYYY S. DIS RO C COUNTERSIGNED AND REGISTERED: PO O B OR RA V COMPUTERSHARE TRUST COMPANY, N.A. President and Chief Executive Officer C TE E E R R TRANSFER AGENT AND REGISTRAR, N Y , R N I A W . C April 28, 2008 DEL RE AWA Corporate Secretary By AUTHORIZED SIGNATURE

. WARNER BROS. DISCOVERY, INC. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common                UNIF GIFT MIN ACT- . . . . . . . . . . Custodian . . . . . . . . . . . . . . . (Cust) (Minor) TEN ENT —as tenants by the entireties                under Uniform Gifts to Minors Act . . . . . . . . . . . . . (State) JT TEN    —as joint tenants with right of survivorship    UNIF^TRF MIN ACT . . . . . . . . . . . . . . . Custodian (until age. . . ). . . . . . . . . . .                and not as tenants in common                (Cust)                (Minor)                 under Uniform Transfers to Minors Act. . . . . . . . . ..                (State)                 Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)
Shares of the Series A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated:
20
Signature:
Signature:
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.
Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15. The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis. If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.